                                                          EXHIBIT 23(c)

                     INDEPENDENT AUDITORS' CONSENT

Board of Directors and Shareholders
Boatmen's Bancshares, Inc.

  We consent to incorporation by reference into each registration statement listed below of Boatmen's Bancshares, Inc. of our report dated January 24, 1992, except for Note 23 which is as of February 24, 1992, relating to the consolidated statements of income, stockholders' equity and cash flows of First Amarillo Bancorporation, Inc. and subsidiaries for the year ended December 31, 1991, which report is included in the December 31, 1993, Annual Report on Form 10-K of Boatmen's Bancshares, Inc.


  FORM             NO.
  ----             ---


  S-3            33-50525          Dividend Reinvestment and Stock Purchase Plan

  S-8            33-15714          1987 Non-Qualified Stock Option Plan

  S-8            33-15715          Amended 1981 Incentive Stock Option Plan

  S-8            33-25945          Centerre Bancorporation 1983 Incentive Stock Option Plan

                                   Centerre Bancorporation 1980 Stock Option Plan

  S-8            33-25946          Centerre Bancorporation 1987 Stock Incentive Plan

  S-8            33-50451          1990 Stock Purchase Plan for Employees

  S-8            33-37862          Thrift Incentive 401(k) Plan

  S-8            33-44546          1991 Incentive Stock Option Plan

  S-8            33-46730          First Interstate of Iowa, Inc.

  S-8            33-55186          Sunwest Financial Services, Inc. 1983 Incentive Stock Option Plan

  S-8            33-55110          Sunwest Financial Services, Inc. 1987 Incentive Stock Option Plan

  S-8            33-51635          First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option Plan (Number 1)

  S-8            33-51637          First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option Plan (Number 2)

                                 KPMG PEAT MARWICK

Amarillo, Texas
March 10, 1994